Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,710,423
Unrealized Gain (Loss) on Market Value of Commodity Futures	505,756
Dividend Income	157,108
Interest Income	328,300
ETF Transaction Fees	1,400
Total Income (Loss)	$6,702,987

Expenses
General Partner Management Fees	$56,969
Professional Fees	11,995
Brokerage Commissions	6,022
Directors' Fees and insurance	1,400
License fees	1,425
Total Expenses	$77,811
Net Income (Loss)	$6,625,176

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/24	$107,021,695
Additions (150,000 Shares)	10,477,289
Withdrawals ((50,000) Shares)	(3,351,911)
Net Income (Loss)	6,625,176

Net Asset Value End of Month	$120,772,249
Net Asset Value Per Share (1,700,000 Shares)	$71.04

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596